EXHIBIT 23.1

                     CONSENT OF LAW OFFICES OF GARY L. BLUM

                             [See Exhibit 5.1, p.2]








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


                                  EXHIBIT 23.2

                               BOAMAH BOACHIE, CPA
                  11312 LBJ Freeway, Suite 600, Dallas TX 75238
                     Tel:(214) 503-1200 Fax: (214) 343-6666






          July 2, 1997



          Mr. Syed Zaidi, President
          Megalith Corporation
          4720 Esco Drive
          Fort Worth, TX 76140

          Dear Mr. Zaidi:

          I have been advised that you intend to file a Registration Statement on Form S-8 covering the issuance by Megalith Corporation of 209,648 of its common shares. I hereby consent to the incorporation by reference therein of our report included in the financial statements of Megalith Corporation appearing in its Form 10-KSB for the year ended September 30, 1996.


                                              Sincerely,


                                              /s/ Boamah Boachie, CPA
                                              -----------------------
                                                  Boamah Boachie, CPA


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